Exhibit 99.1

Acushnet Holdings Corp. Announces
Second Quarter and Year-to-Date 2025 Financial Results

Second Quarter and Year-to-Date 2025 Financial Results
•Second quarter net sales of $720.5 million, up 5.4% year over year, up 4.7% in constant currency
•Year-to-date net sales of $1,423.8 million, up 2.3% year over year, up 2.9% in constant currency
•Second quarter net income attributable to Acushnet Holdings Corp. of $75.6 million, up 5.9% year over year
•Year-to-date net income attributable to Acushnet Holdings Corp. of $174.9 million, up 9.9% year over year
•Second quarter Adjusted EBITDA of $143.1 million, up 9.2% year over year
•Year-to-date Adjusted EBITDA of $282.0 million, down 0.9% year over year

FAIRHAVEN, MA – August 7, 2025 – Acushnet Holdings Corp. (NYSE: GOLF) ("Acushnet" or the "Company"), the global leader in the design, development, manufacture and distribution of performance-driven golf products, today reported financial results for the three and six months ended June 30, 2025.
“Acushnet delivered another strong performance in the second quarter while operating in this dynamic environment. Through the first six months of the year, the team delivered a 3% increase in constant currency net sales driven by growth in Titleist golf equipment and Golf gear. We are especially pleased with the response to our new Pro V1 models and continued growth in Titleist GT drivers and fairways,” said David Maher, Acushnet’s President and Chief Executive Officer.

Mr. Maher continued, “The U.S. golfer base grew for the seventh straight year in 2024, and global participation is healthy and resilient even as several regions experienced poor spring weather. Despite an uncertain tariff landscape, golf industry fundamentals remain positive. As we look ahead to the second half of 2025, we are excited with the launch of new Titleist T-series irons, Scotty Cameron putters and line extensions to our popular FJ Hyperflex and Quantum golf shoes. I would like to thank my teammates and partners for their commitment to delivering great products and services to dedicated golfers which in turn enables us to deliver long-term value for our shareholders.”

Summary of Second Quarter 2025 Financial Results

	Three months ended June 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
(in millions)	2025	2024	$ change	% change	$ change	% change
Net sales	$720.5	$683.9	$36.6	5.4%	$32.2	4.7%
Net income attributable to Acushnet Holdings Corp.	$75.6	$71.4	$4.2	5.9%
Adjusted EBITDA	$143.1	$131.0	$12.1	9.2%
_______________________________________________________________________________________

Consolidated net sales for the quarter increased 5.4%, or 4.7% on a constant currency basis, driven by higher net sales in Titleist golf equipment, primarily due to higher average selling prices in golf clubs and higher sales volumes in golf balls, as well as higher net sales in Golf gear. These increases were partially offset by lower net sales in FootJoy golf wear, in the footwear category. An increase in net sales of products that are not allocated to one of our three reportable segments also contributed to the change in net sales.
On a geographic basis, higher net sales in the United States were largely driven by increases in Titleist golf equipment of $20.7 million and Golf gear of $4.8 million, partially offset by a decrease in FootJoy golf wear of $1.6 million. The increase in Titleist golf equipment was primarily driven by higher sales volumes of our GT drivers, fairways and hybrids and higher average selling prices across all golf club product categories, as well as higher sales volumes of our 2025 Pro V1 golf ball models. These increases were partially offset by lower sales volumes of our second model year irons and Phantom putters. The increase in Golf gear was primarily driven by higher sales volumes in golf bags and golf gloves. The decrease in FootJoy golf wear was primarily due to lower sales volumes in footwear, partially offset by higher average selling prices in footwear and golf gloves.
Net sales in regions outside the United States increased 3.8%, or 2.3% on a constant currency basis, driven by increases in EMEA and Rest of World, partially offset by decreases in Korea and Japan. In EMEA, the increase was primarily driven by higher net sales in Titleist golf equipment, largely due to golf balls, and higher net sales in Golf gear. In Rest of World, the increase was primarily driven by higher net sales in Titleist golf equipment. In Korea, the decrease was primarily due to lower net sales in Golf gear and FootJoy golf wear, partially offset by higher net sales of products that are not allocated to one of our three reportable segments. In Japan, the decrease was primarily due to lower net sales in FootJoy golf wear.
Segment specifics:
•6.8% increase in net sales (6.1% on a constant currency basis) of Titleist golf equipment primarily driven by higher average selling prices across all golf club product categories and higher sales volumes of our 2025 Pro V1 golf ball models. In addition, higher sales volumes of our latest generation GT drivers, fairways and hybrids were more than offset by lower sales volumes of our second model year irons, Phantom putters and wedges.
•1.3% decrease in net sales (2.0% on a constant currency basis) of FootJoy golf wear primarily due to lower sales volumes in footwear, partially offset by higher average selling prices across all product categories.
•7.9% increase in net sales (7.2% on a constant currency basis) of Golf gear primarily driven by higher sales volumes in golf bags and golf gloves and higher average selling prices across all product categories.
Net income attributable to Acushnet Holdings Corp. increased 5.9% to $75.6 million, year over year, primarily as a result of an increase in income from operations and lower income tax expense.

Adjusted EBITDA was $143.1 million, up 9.2% year over year. Adjusted EBITDA margin was 19.9% for the second quarter versus 19.2% for the prior year period.
Summary of First Six Months 2025 Financial Results

	Six months ended June 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
(in millions)	2025	2024	$ change	% change	$ change	% change
Net sales	$1,423.8	$1,391.4	$32.4	2.3%	$40.4	2.9%
Net income attributable to Acushnet Holdings Corp.	$174.9	$159.2	$15.7	9.9%
Adjusted EBITDA	$282.0	$284.7	$(2.7)	(0.9)%
_______________________________________________________________________________________

Consolidated net sales for the first six months increased 2.3%, or 2.9% on a constant currency basis, primarily driven by higher net sales in Titleist golf equipment, primarily due to higher average selling prices in golf clubs and higher sales volumes in golf balls, as well as higher net sales in Golf gear. These increases were partially offset by lower net sales in FootJoy golf wear in footwear and apparel categories. An increase in net sales of products that are not allocated to one of our three reportable segments also contributed to the change in net sales.
On a geographic basis, higher net sales in the United States were largely driven by increases in Titleist golf equipment of $31.0 million and in Golf gear of $5.4 million, partially offset by a decrease in FootJoy golf wear of $7.3 million. The increase in Titleist golf equipment was primarily driven by higher sales volumes of our GT drivers, fairways and hybrids as well as higher sales volumes of our 2025 Pro V1 golf ball models and higher average selling prices in golf clubs. These increases were partially offset by lower sales volumes of second model year irons, wedges and performance model golf balls. The increase in Golf gear was primarily driven by higher sales volumes, in golf gloves and golf bags, and higher average selling prices across all product categories. The decrease in FootJoy golf wear was primarily due to lower sales volumes in footwear, partially offset by higher average selling prices across all product categories.
Net sales in regions outside the United States increased 0.1%, or 1.5% on a constant currency basis driven by increases in EMEA and Rest of World, partially offset by decreases in Korea and Japan. In EMEA, the increase was driven by higher net sales across all reportable segments, primarily in Titleist golf equipment, due to golf balls, and in Golf gear. In Rest of World, the increase was primarily driven by higher net sales in Titleist golf equipment and products that are not allocated to one of our three reportable segments. In Korea, the decrease was largely due to lower net sales in FootJoy golf wear, primarily footwear and apparel, and Golf gear. In Japan, the decrease was primarily due to lower net sales in FootJoy golf wear, across all product categories.
Segment specifics:
•4.5% increase in net sales (4.9% on a constant currency basis) of Titleist golf equipment, primarily driven by higher sales volumes of our 2025 Pro V1 golf ball models and higher average selling prices in golf clubs. In addition, higher sales volumes of our latest generation GT drivers, fairways and hybrids were more than offset by lower sales volumes of our second model year wedges, irons and performance model golf balls.
•4.2% decrease in net sales (3.6% on a constant currency basis) of FootJoy golf wear, primarily due to lower sales volumes in footwear and apparel, partially offset by higher average selling prices across all product categories.

•5.0% increase in net sales (5.5% on a constant currency basis) of Golf gear driven by higher average selling prices across all product categories and higher sales volumes in golf gloves and golf bags.
Net income attributable to Acushnet Holdings Corp. improved 9.9% to $174.9 million, year over year, primarily due to a non-cash pre-tax gain of $20.9 million related to the deconsolidation of our FootJoy golf shoe joint venture and lower income tax expense, partially offset by lower income from operations.
Adjusted EBITDA was $282.0 million, down 0.9% year over year. Adjusted EBITDA margin was 19.8% for the first six months versus 20.5% for the prior year period.
Cash Dividend and Share Repurchase
Acushnet's Board of Directors today declared a quarterly cash dividend of $0.235 per share of common stock. The dividend will be payable on September 19, 2025 to shareholders of record on September 5, 2025. The number of shares outstanding as of August 1, 2025 was 58,657,042.
During the quarter, the Company repurchased 1,348,369 shares of its common stock at an average price of $65.54 for an aggregate of $88.4 million. Included in this amount were 935,907 shares of common stock repurchased from Magnus Holdings Co., Ltd. (“Magnus”), a wholly owned subsidiary of Misto Holdings Corp., for an aggregate of $62.5 million. On July 10, 2025, the Company repurchased an additional 953,406 shares of its common stock from Magnus for an aggregate of $62.5 million in satisfaction of its previously disclosed obligations under a share repurchase agreement with Magnus.
2025 Outlook
Information related to the second half of 2025 will be provided during its upcoming second-quarter 2025 earnings conference call and webcast.
Investor Conference Call
Acushnet will hold a conference call at 8:30 a.m. (Eastern Time) on August 7, 2025 to discuss the financial results and host a question and answer session. A live webcast of the conference call will be accessible at www.AcushnetHoldingsCorp.com/ir. A replay archive of the webcast will be available shortly after the call concludes.
About Acushnet Holdings Corp.
We are the global leader in the design, development, manufacture and distribution of performance-driven golf products, which are widely recognized for their quality excellence. Driven by our focus on dedicated and discerning golfers and the golf shops that serve them, we believe we are the most authentic and enduring company in the golf industry. Our mission — to be the performance and quality leader in every golf product category in which we compete — has remained consistent since we entered the golf ball business in 1932. Today, we are the steward of two of the most revered brands in golf – Titleist, one of golf’s leading performance equipment brands, and FootJoy, one of golf’s leading performance wear brands. Additional information can be found at www.acushnetholdingscorp.com.

Forward-Looking Statements
This press release includes forward-looking statements that reflect our current views with respect to, among other things, our 2025 outlook, our operations and our financial performance. These forward-looking statements are included throughout this press release and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, strategic priorities and initiatives, foreign exchange headwinds, tariff and international sourcing exposure, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information such as our anticipated consolidated net sales, consolidated net sales on a constant currency basis and Adjusted EBITDA. We use words like “guidance,” “outlook,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this press release.

The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. Important factors that could cause or contribute to such differences include: a reduction in the number of rounds of golf played or in the number of golf participants; unfavorable weather conditions may impact the number of playable days and rounds played in a given year; consumer spending habits and macroeconomic and demographic factors may affect the number of rounds of golf played, the number of golf participants and related spending on our products; U.S. and foreign trade policies, including the assessment of tariffs and other impositions on imported goods; changes to the Rules of Golf with respect to equipment; our ability to successfully manage the frequent introduction of new products or satisfy changing consumer preferences and quality and regulatory standards; our reliance on technical innovation and high-quality products; a significant disruption in the operations of our manufacturing, assembly or distribution facilities; our ability to procure, and the cost of, raw materials and product components; a disruption in the operations of our suppliers; currency transaction and translation risk; our ability to adequately enforce and protect our intellectual property rights; our involvement in lawsuits to protect, defend or enforce our intellectual property rights; the risk that our products may infringe the intellectual property rights of others; changes to patent laws; intense competition and our ability to maintain a competitive advantage in each of our markets; limited opportunities for future growth in sales of certain of our products; our customers’ financial conditions, levels of business activity and ability to pay their trade obligations; a decrease in corporate spending on our custom logo golf balls; our ability to maintain and further develop our sales channels; consolidation of retailers or concentration of retail market share; our ability to maintain and enhance our brands; fluctuations of our business and results of operations due to seasonality and product launch cycles; risks associated with doing business globally; compliance with applicable anti-bribery, anti-money laundering and economic sanctions laws; our ability to secure professional golfers to endorse or use our products; negative publicity relating to us, the golfers who use our products or the golf industry in general; our ability to accurately forecast demand for our products; a disruption in the service, or a significant increase in the cost, of our primary delivery and shipping services or a significant disruption at shipping ports; our ability to successfully manage the implementation of our new enterprise resource planning platform; our ability to maintain our information systems to adequately perform their functions; cybersecurity risks; our ability to comply with data privacy and security laws; the ability of our eCommerce systems to function effectively; risks and challenges associated with the development and use of artificial intelligence; impairment of goodwill and identifiable intangible assets; our ability to attract and/or retain management and other key employees and hire qualified management, technical and manufacturing personnel; our ability to prohibit sales of our products by unauthorized retailers or distributors; our ability to grow our presence in existing international markets and expand into additional international markets; tax uncertainties, including potential changes in tax laws, unanticipated tax liabilities and limitations on utilization of tax attributes after any change of control; our ability to secure and maintain adequate levels of coverage under our insurance policies; product liability, warranty and recall claims; litigation and other regulatory proceedings; compliance with environmental, health and safety laws and regulations; our ability to secure additional capital at all or on terms acceptable to us; lack of assurance of positive returns on capital investments; risks associated with acquisitions and investments; terrorist activities and international political instability; occurrence of natural disasters or pandemic diseases; a high degree of leverage, ability to service our indebtedness, ability to incur more indebtedness and restrictions in the agreements governing our indebtedness; our use of derivative financial instruments; the interests of our controlling shareholder and its affiliates may conflict with other holders of our common stock; our status as a controlled company; the execution of our share repurchase program and effects thereof; our ability to pay dividends; potential dilution from future issuances or sales of our common stock; anti-takeover provisions in our organizational documents and Delaware law; and the other factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission ("SEC") on February 27, 2025 as it may be updated by our periodic reports subsequently filed with the SEC, including, when available, our Quarterly Report on Form 10-Q for the period ended June 30, 2025. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations described in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may pursue. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Media Contact:
AcushnetPR@icrinc.com
Investor Contact:
IR@AcushnetGolf.com

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2025	2024	2025	2024
Net sales	$720,476	$683,867	$1,423,848	$1,391,421
Cost of goods sold	366,160	350,407	732,370	715,609
Gross profit	354,316	333,460	691,478	675,812
Operating expenses:
Selling, general and administrative	222,006	207,790	422,267	408,795
Research and development	18,933	16,140	37,792	32,593
Intangible amortization	3,509	3,507	7,004	7,020
Income from operations	109,868	106,023	224,415	227,404
Interest expense, net	15,198	14,104	29,013	27,180
Other expense (income), net	988	543	(18,875)	882
Income before income taxes	93,682	91,376	214,277	199,342
Income tax expense	18,603	21,212	40,173	44,619
Net income	75,079	70,164	174,104	154,723
Less: Net loss attributable to noncontrolling interests	484	1,264	831	4,467
Net income attributable to Acushnet Holdings Corp.	$75,563	$71,428	$174,935	$159,190

Net income per common share attributable to Acushnet Holdings Corp.:
Basic	$1.26	$1.12	$2.88	$2.48
Diluted	1.25	1.11	2.87	2.47
Weighted average number of common shares:
Basic	60,156,224	63,935,451	60,737,693	64,278,286
Diluted	60,333,409	64,160,688	60,905,869	64,524,931

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
(in thousands, except share and per share amounts)	2025	2024
Assets
Current assets
Cash, cash equivalents and restricted cash ($0 and $10,647 attributable to the FootJoy golf shoe joint venture ("FootJoy JV"))	$60,055	$53,059
Accounts receivable, net	429,421	218,368
Inventories ($0 and $3,667 attributable to the FootJoy JV)	533,709	575,964
Prepaid and other assets	134,653	126,482
Total current assets	1,157,838	973,873
Property, plant and equipment, net ($0 and $8,135 attributable to the FootJoy JV)	325,036	325,747
Goodwill ($0 and $32,312 attributable to the FootJoy JV)	224,850	220,136
Intangible assets, net	517,356	523,131
Deferred income taxes	32,005	34,306
Other assets ($0 and $1,884 attributable to the FootJoy JV)	138,486	103,013
Total assets	$2,395,571	$2,180,206
Liabilities, Redeemable Noncontrolling Interests and Shareholders' Equity
Current liabilities
Short-term debt	$20,778	$10,160
Current portion of long-term debt	751	722
Accounts payable ($0 and $2,400 attributable to the FootJoy JV)	179,517	150,322
Accrued taxes	47,669	36,009
Accrued compensation and benefits ($0 and $643 attributable to the FootJoy JV)	77,012	95,064
Accrued expenses and other liabilities ($0 and $13,893 attributable to the FootJoy JV)	189,535	180,430
Total current liabilities	515,262	472,707
Long-term debt	911,001	753,081
Deferred income taxes	7,436	8,107
Accrued pension and other postretirement benefits	71,331	74,410
Other noncurrent liabilities	77,180	74,737
Total liabilities	1,582,210	1,383,042
Redeemable noncontrolling interests	4,842	4,028
Shareholders' equity
Common stock, $0.001 par value, 500,000,000 shares authorized; 59,593,350 and 61,214,541 shares issued	60	61
Additional paid-in capital	767,944	787,725
Accumulated other comprehensive loss, net of tax	(121,205)	(140,315)
Retained earnings	224,228	180,276
Treasury stock, at cost; (including 953,406 and 935,907 of accrued share repurchases)	(62,508)	(62,500)
Total equity attributable to Acushnet Holdings Corp.	808,519	765,247
Noncontrolling interests	—	27,889
Total shareholders' equity	808,519	793,136
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$2,395,571	$2,180,206

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities
Net income	$174,104	$154,723
Adjustments to reconcile net income to cash flows provided by operating activities
Depreciation and amortization	29,206	27,751
Unrealized foreign exchange gain	(2,783)	(86)
Amortization of debt issuance costs	910	866
Share-based compensation	15,530	14,967
Loss on disposals of property, plant and equipment	593	766
Deferred income taxes	4,861	6,735
Gain on deconsolidation of FootJoy JV	(20,887)	—
Loss from equity method investment	408	—
Changes in operating assets and liabilities	(170,334)	(103,605)
Cash flows provided by operating activities	31,608	102,117
Cash flows from investing activities
Additions to property, plant and equipment	(25,146)	(22,110)
Other, net	(646)	—
Cash flows used in investing activities	(25,792)	(22,110)
Cash flows from financing activities
Proceeds from credit facilities	790,476	692,681
Repayments of credit facilities	(626,260)	(638,797)
Purchases of common stock	(125,009)	(72,250)
Dividends paid on common stock	(28,623)	(28,076)
Payment of employee restricted stock tax withholdings	(10,974)	(16,577)
Other, net	(1,742)	—
Cash flows used in financing activities	(2,132)	(63,019)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	3,312	(2,137)
Net increase in cash, cash equivalents and restricted cash	6,996	14,851
Cash, cash equivalents and restricted cash, beginning of year	53,059	65,435
Cash, cash equivalents and restricted cash, end of period	$60,055	$80,286

ACUSHNET HOLDINGS CORP.
Supplemental Net Sales Information (Unaudited)
Second Quarter Net Sales by Segment

	Three months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2025	2024	$ change	% change	$ change	% change
Golf balls	$262.2	$247.5	$14.7	5.9%	$13.3	5.4%
Golf clubs	191.6	177.5	14.1	7.9%	12.5	7.0%
Titleist golf equipment	453.8	425.0	28.8	6.8%	25.8	6.1%
FootJoy golf wear	153.0	155.0	(2.0)	(1.3)%	(3.1)	(2.0)%
Golf gear	76.7	71.1	5.6	7.9%	5.1	7.2%
Second Quarter Net Sales by Region

	Three months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2025	2024	$ change	% change	$ change	% change
United States	$434.5	$408.5	$26.0	6.4%	$26.0	6.4%
EMEA (1)	98.6	86.7	11.9	13.7%	6.9	8.0%
Japan	30.2	29.8	0.4	1.3%	(1.6)	(5.4)%
Korea	80.1	83.8	(3.7)	(4.4)%	(1.6)	(1.9)%
Rest of World	77.1	75.1	2.0	2.7%	2.5	3.3%
Total net sales	$720.5	$683.9	$36.6	5.4%	$32.2	4.7%

Six Months Net Sales by Segment

	Six months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2025	2024	$ change	% change	$ change	% change
Golf balls	$475.5	$455.5	$20.0	4.4%	$21.6	4.7%
Golf clubs	399.4	381.4	18.0	4.7%	19.7	5.2%
Titleist golf equipment	874.9	836.9	38.0	4.5%	41.3	4.9%
FootJoy golf wear	331.4	346.1	(14.7)	(4.2)%	(12.5)	(3.6)%
Golf gear	147.6	140.6	7.0	5.0%	7.8	5.5%
Six Months Net Sales by Region

	Six months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2025	2024	$ change	% change	$ change	% change
United States	$858.7	$826.8	$31.9	3.9%	$31.9	3.9%
EMEA (1)	202.5	188.4	14.1	7.5%	11.4	6.1%
Japan	65.4	67.0	(1.6)	(2.4)%	(2.5)	(3.7)%
Korea	146.3	159.1	(12.8)	(8.0)%	(4.5)	(2.8)%
Rest of World	150.9	150.1	0.8	0.5%	4.1	2.7%
Total net sales	$1,423.8	$1,391.4	$32.4	2.3%	$40.4	2.9%

_______________________________________________________________________________
(1) Europe, the Middle East and Africa ("EMEA")

ACUSHNET HOLDINGS CORP.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, this release includes the non-GAAP financial measures of net sales in constant currency, Adjusted EBITDA and Adjusted EBITDA margin. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant to understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net sales, net income or other measures of profitability or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.
Since a significant percentage of our net sales are generated outside of the United States, we use net sales on a constant currency basis to evaluate the sales performance of our business in period over period comparisons and to forecast our business going forward. Constant currency information allows us to estimate what our sales performance would have been without changes in foreign currency exchange rates. This information is calculated by taking the current period local currency net sales and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable prior period. This constant currency information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. Our presentation of constant currency information may not be consistent with the manner in which similar measures are derived or used by other companies.
We define "Adjusted EBITDA" in a manner consistent with the term “Consolidated EBITDA” as it is defined in our credit agreement. Adjusted EBITDA represents net income (loss) attributable to Acushnet Holdings Corp. plus interest expense, net, income tax expense (benefit), depreciation and amortization, and other items defined in our credit agreement, including: share-based compensation expense; restructuring and transformation costs; certain transaction fees; extraordinary, unusual or nonrecurring losses or charges; indemnification expense (income); certain pension settlement costs; certain other non-cash (gains) losses, net and the net income (loss) relating to noncontrolling interests.
We present Adjusted EBITDA as a supplemental measure of our operating performance because it excludes the impact of certain items that we do not consider indicative of our ongoing operating performance. Management uses Adjusted EBITDA to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding the pricing of our products, go-to-market execution and costs to incur across our business.
Adjusted EBITDA is not a measurement of financial performance under GAAP. It should not be considered an alternative to net income (loss) attributable to Acushnet Holdings Corp. as a measure of our operating performance or any other measure of performance derived in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items, or affected by similar nonrecurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Our definition and calculation of Adjusted EBITDA is not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

We also use Adjusted EBITDA margin on a consolidated basis, which measures our Adjusted EBITDA as a percentage of net sales, because our management uses it to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go-to-market execution and costs to incur across our business. We present Adjusted EBITDA margin as a supplemental measure of our operating performance because it excludes the impact of certain items that we do not consider indicative of our ongoing operating performance.
Adjusted EBITDA margin is not a measurement of financial performance under GAAP. It should not be considered an alternative to any measure of performance derived in accordance with GAAP. In addition, Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items, or affected by similar nonrecurring items. Adjusted EBITDA margin has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Our definition and calculation of Adjusted EBITDA margin is not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
The following table presents reconciliations of net income attributable to Acushnet Holdings Corp. to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income attributable to Acushnet Holdings Corp.	$75,563	$71,428	$174,935	$159,190
Interest expense, net	15,198	14,104	29,013	27,180
Income tax expense	18,603	21,212	40,173	44,619
Depreciation and amortization	14,929	13,970	29,206	27,751
Share-based compensation	8,589	7,543	15,530	14,967
Restructuring costs (1)	6,766	—	6,819	6,967
Transformation costs (2)(3)	3,559	4,077	6,717	7,902
Other (4)	422	(57)	(19,561)	595
Net loss attributable to noncontrolling interests	(484)	(1,264)	(831)	(4,467)
Adjusted EBITDA	$143,145	$131,013	$282,001	$284,704
Adjusted EBITDA margin	19.9%	19.2%	19.8%	20.5%
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(1) For the three and six months ended June 30, 2025, includes $6.4 million related to a voluntary bridge to retirement program initiated in the second quarter of 2025. For the six months ended June 30, 2024, includes $7.0 million related to the optimization of our supply chain.
(2) For the three and six months ended June 30, 2025, includes $3.4 million and $6.0 million, respectively, related to the optimization of our information technology systems. For the three and six months ended June 30, 2024, includes $2.8 million and $5.9 million, respectively, related to the optimization of our information technology systems.
(3) For the six months ended June 30, 2025, includes $0.3 million related to the optimization of our distribution and custom fulfillment capabilities. For the three and six months ended June 30, 2024, includes $1.3 million and $2.0 million, respectively, related to the optimization of our distribution and custom fulfillment capabilities.
(4) For the three and six months ended June 30, 2025, includes $0.6 million and $1.3 million, respectively, related to the amortization of capitalized implementation costs for cloud computing arrangements. For the six months ended June 30, 2025, includes a non-cash gain of $20.9 million related to the FootJoy golf shoe joint venture deconsolidation. In addition, the three and six months ended June 30, 2025 and 2024 include other gains, losses or costs added back for purposes of calculating Adjusted EBITDA as defined in our credit agreement.

A reconciliation of non-GAAP Adjusted EBITDA, as forecasted for 2025, to the closest corresponding GAAP measure, net income, is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility of certain charges that may impact our GAAP results on a forward-looking basis, such as the measures and effects of share-based compensation, restructuring and transformation costs and other items that have not yet occurred and may impact our calculation of Adjusted EBITDA in future periods.